UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 24, 2020

EXACTUS, INC.
(Exact name of the registrant as specified in its charter)

Nevada	000-55828	27-1085858
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

80 NE 4th Avenue, Suite 28, Delray Beach, FL 33483
(Address of principle executive offices) (Zip code)

Registrant’s telephone number, including area code: (561) 455-4822

_____________________________________________________________________
(Former name or address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

[ ] Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
[ ]

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01
Entry Into a Material Definitive Agreement

The disclosures set forth in Item 5.02, below, regarding our Employment Agreement with Derek Du Chesne are incorporated herein by reference.

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02
Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective April 24, 2020, Derek Du Chesne accepted his appointment to the additional positions of President and a member of our Board of Directors. As previously disclosed in our Current Report on Form 8-K/A filed March 17, 2020, Mr. Du Chesne was appointed to these additional positions on March 5, 2020, pending his acceptance of the appointments. Following Mr. Du Chesne’s acceptance of these appointments on April 24, 2020, Emiliano Aloi, who has served as our President and Interim Chief Executive Officer, will continue to serve as Interim Chief Executive Officer going forward.

Derek Du Chesne, age 32, has served as our Chief Growth Officer since February of 2020. Mr. Du Chesne has been the Chief Growth Officer for EcoGen Laboratories, a vertically-integrated manufacturer and supplier of hemp-derived specialty ingredients.  Mr. Du Chesne is a brand management professional who has a proven track record of success through concept, development, and launch, building iconic brands by orchestrating successful campaign deployment on both a global and regional scale.  He is a strategic leader who has repeatedly led teams to maximize performance in order to achieve stakeholders’ goals on time and in full. Prior to serving at EcoGen, Mr. Du Chesne served as CEO and co-founder at Healing Ventures, a full-service marketing and supply chain management firm dedicated to servicing the hemp industry.  Earlier in his career Mr. Du Chesne served as Chief Marketing Officer of Klique, Inc., a group dating platform created to help curb sexual assaults on campuses.  Previously Derek was known as a film/television producer and actor, working with Bruce Willis, Robert DeNiro, and a multitude of prominent film makers.

Prior to his employment with Exactus, Inc., Mr. Du Chesne has not had any material direct or indirect interest in any of our transactions or proposed transactions over the last two years.

Mr. Du Chesne serves under the terms of an Employment Agreement dated February 18, 2020, as previously disclosed in our Current Report on Form 8-K filed with the Securities and Exchange Commission on February 20, 2020. In connection with acceptance of his appointment to the position of President, Mr. Du Chesne will receive 1 million shares of restricted common stock, and the exercise price of 1 million previously awarded options will be reduced to 90% of the market price of such shares.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on behalf of the undersigned hereunto duly authorized.

EXACTUS, INC.

Date: April 29, 2020	By: /s/ Kenneth Puzder Kenneth Puzder Chief Financial Officer